Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2026, relating to the financial statements of Legato Merger Corp. III as of November 30, 2025 and for the period ended November 30, 2025 (which includes an explanatory paragraph relating to Legato Merger Corp. III’s ability to continue as a going concern).

/s/ WithumSmith+Brown, PC

New York, New York

July 31, 2026